SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2016, Bridgeline Digital, Inc. (the “Company”) held its Annual Meeting of Shareholders. The following is a summary of the matters voted on at the meeting:

(1)	The results of the voting for the election of two directors each to serve a three-year term:

Nominees	For	Withheld	Broker Non-Votes

Kenneth Galaznik	2,366,442	100,938	1,791,701

Scott Landers	2,371,571	95,809	1,791,701

(2)	The results of the approval of the adoption of the Bridgeline Digital, Inc. 2016 Stock Incentive Plan were as follows:

For	Against	Abstain	Broker Non-Votes
2,223,026	176,451	63,019	1,791,701

(3)	The results of the voting to ratify the selection of Marcum, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2016 were as follows:

For	Against	Abstain	Broker Non-Votes
4,071,143	16,583	149,241	̶

(4)

The results of the approval of the issuance of up to 4,700,000 shares of the Company’s Common Stock upon conversion of outstanding term notes and the issuance of warrants to purchase up to an aggregate of 470,000 shares of the Company’s Common Stock and the issuance of the shares of the Common Stock issuable upon exercise of such warrants were as follows:

For	Against	Abstain	Broker Non-Votes
2,309,772	144,313	25,841	1,791,701

(5)	The results of the approval of the issuance of up to 4,000,000 shares of the Company’s Common Stock upon conversion of outstanding convertible notes were as follows:

For	Against	Abstain	Broker Non-Votes
2,292,322	144,629	25,545	1,791,701

(6)	The results of the approval of the issuance of 2,666,667 shares of the Company’s Common Stock upon conversion of term notes to be issued in a private placement were as follows:

For	Against	Abstain	Broker Non-Votes
2,282,450	150,501	29,545	1,791,701

(7)	The results of the voting on a non-binding advisory vote on the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
2,332,697	89,856	39,943	1,791,701

(8)	The results of the voting on a non-binding advisory vote on frequency of vote on compensation were as follows:

1 Year	2 Year	3 Year	Abstain
389,777	160,883	1,854,752	57,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and
Chief Financial Officer

Date: May 2, 2016